Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 14, 2010 in Amendment No. 1 of the Registration Statement (Form S-1 No. 333-170979) and related Prospectus of Sagent Holding Co. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

January 27, 2011